Exhibit 99.1

Montage Announces Final Audit Committee Report

SHANGHAI, China, October 15, 2014 – Montage Technology Group Limited (Nasdaq: MONT) (“Montage Technology” or “Montage” or the “Company”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, today announced that on October 4, 2014, the audit committee of the board of directors of the Company completed its review of allegations contained in reports issued by short sellers. On October 8, 2014, the audit committee presented the report on its review to the board of directors of the Company.

Following an extensive review conducted by the Company’s audit committee with the assistance of the law firm of Jones Day as well as forensic accountants from FTI Consulting, the audit committee and the Company have concluded that no changes to the Company’s previously reported unaudited financial results are required. This conclusion is based upon the additional investigative procedures that were performed following the audit committee’s preliminary conclusions as reported on April 22, 2014.

The extensive review was initiated in February 2014 and reflects over 11,500 hours of work by the audit committee’s advisors. The report is based on the various investigative procedures performed during the course of the review and subject to certain limitations, qualifications and caveats. Investigative procedures included analyzing the majority of the Company’s cash, cash equivalents, and short-term investment balances with its financial institutions at various points in time as well as analyzing the majority of the Company’s revenue and gross margins, and written confirmations and in-person site visits with selected participants in the manufacturing and supply chain and the distribution and sales channel, including the primary fabless semiconductor vendor, assembly/testing vendors (OEMs), distributors, including LQW, and end customers. Various analyses of financial and accounting records were also performed, in addition to review of other documentation and data, and interviews of Company personnel and third parties.

The audit committee and its advisors presented the conclusions of the audit committee’s review to the Company’s independent auditors on October 10, 2014, which included recommendations for further improvements in internal controls and other enhancements. The Company’s independent auditors are in the process of reviewing the audit committee’s report and evaluating the scope, execution, findings and remedial actions and results of the audit committee’s investigation as well as assessing their impact on the audit of the Company’s financial statements for the year ended December 31, 2013 and review of quarterly financial information for the periods ended March 31, 2014 and June 30, 2014, which need to be completed before the Company can file its annual report on Form 10-K and quarterly reports on Form 10-Q.

Additionally, on October 8, 2014, the Company received correspondence from the Nasdaq Hearings Panel granting the Company a hearing to appeal its delisting. The hearing is scheduled for November 6, 2014.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the Company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging marketing environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the Company’s website at www.montage-tech.com.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking” statements about the Company’s plans, expectations and beliefs, including regarding the timing and anticipated filing of the Company’s Form 10-K and Forms 10-Q and anticipated financial results. Forward-looking statements can be identified by terminology such as “will”, “should”, “expects”, “anticipates”, “future”, “intends”, “plans”, “projects”, “predicts”, “believes”, “estimates”, “forecasts”, “may” and similar statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may differ materially from actual results due to a variety of factors, including if the Company’s auditors determine that they require additional procedures that may be time-consuming, expensive or impracticable to complete on a timely basis or at all; if any subsequent development or additional information comes to the attention of the audit committee or the Company that causes the Company or audit committee to determine that additional procedures are warranted or the Company otherwise determines it requires additional time to complete and review the audit and review of the Company’s financial statements and Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q; or other factors described under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update these statements as a result of new information or future events, except as may be required by law.

Company Contact:

Montage Technology

Mark Voll, CFO

P: 408-982-2780 or 86-21-6128-5678 x8618

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 972-239-5119 ext. 125

E: mkreps@sheltongroup.com